EXHIBIT 3.1

                            Certificate of Amendment

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:
   Old Goat Enterprises, Inc.

2. The articles have been amended as follows:

ARTICLE I
NAME AND PURPOSE

     The name of the Corporation, hereinafter called the "Corporation" is:

"Zone 4 Play, Inc."

3. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 33,270,000 of 35,500,000 issued and outstanding (93.7%).

4. Effective date of filing (optional): Upon Filing

5. Officer Signature (required):  /s/ Shimon Citron
                                  ------------------
                                  Shimon Citron, its CEO and President

Filed February __, 2004
In the Office of Dean Heller
Secretary of State

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                            Articles of Incorporation
                              (PURSUANT TO NRS 78)

Name of Corporation:             Old Goat Enterprises, Inc.

Resident Agency Name             CSC Services of Nevada, Inc.
And Street Address:              502 East John Street
                                 Carson City, Nevada  89705

Shares:                          Number of Shares  75,000,000
                                 Par value .001

Name, Addresses, Number of       Dennis Cox
Board of Directors/Trustee:      4525 Neville Street
                                 Burnaby, BC  Canada  VSJ2G8


Names, Addresses and Signatures  CSC Services of Nevada, Inc.
Of incorporations:               52 East John Street
                                 Carson City, NV  89706
                                 /s/ CSC Services of Nevada

Certificate of Acceptance of     I, CSC Services of Nevada, Inc.
                                 hereby appointment as
Appointment of Resident Agent:   Resident Agent for the above named corporation.

/s/ CSC Services of Nevada       Date: 4/22/2002